EXPLANATORY NOTE

Commonwealth Thoroughbreds LLC has prepared this Post-Qualification Amendment to its Form 1-A (File No. 024-1130) solely for the purposes of filing Exhibit 4.1 and Exhibits 13.1(c) - (e).

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation (1)

Exhibit 2.2 – Amended and Restated Limited Liability Company Agreement (1)

Exhibit 3.1 – Amended and Restated Series Designation for Series Biko (5)

Exhibit 3.2 – Series Designation for Series A1 (2)

Exhibit 3.3 – Series Designation for Series Country Grammer (4)

Exhibit 4.1 – Form of Subscription Agreement *

Exhibit 6.1 – Form of Management Services Agreement (3)

Exhibit 6.2 – Amended Convertible Promissory Note and Security Agreement for Biko (1)

Exhibit 6.3 – Purchase and Sale and Co-Ownership Agreement and Bill of Sale for Biko (1)

Exhibit 6.4(a) – Purchase Option, Bill of Sale and Co-Ownership Agreement for Country Grammer (3)

Exhibit 6.4(b) – First Amendment to Purchase Option, Bill of Sale and Co-Ownership Agreement for Country Grammer (4)

Exhibit 6.4(c) – Co-Management Agreement, Country Grammer (5)

Exhibit 6.5 – Broker Dealer Agreement with Dalmore Group, LLC (3)

Exhibit 8.1(a) – Escrow Agreement with North Capital Private Securities Corporation for Series OL2018 (3)

Exhibit 8.1(b) – Amendment to the Escrow Agreement with North Capital Private Securities Corporation for Series OL2018 (3)

Exhibit 8.2 – Escrow Agreement with North Capital Private Securities Corporation for Series Country Grammer (3)

Exhibit 11.1 – Consent of Dean Dorton Allen Ford, PLLC (5)

Exhibit 11.2 – Consent of Frost Brown Todd LLC (included in opinion filed as Exhibit 12.1)

Exhibit 12.1 – Opinion of Frost Brown Todd LLC (5)

Exhibit 13.1(a) – Testing the Waters Materials (App) (2)

Exhibit 13.1(b) – Testing the Waters Materials (Website) (3)

Exhibit 13.1(c) – Testing the Waters Materials (6-29-21) *

Exhibit 13.1(d) – Testing the Waters Materials (7-2-21) *

Exhibit 13.1(e) – Testing the Waters Materials (7-7-21) *

Exhibit 99.1 – Notice to Subscribers of Series OL2018 (3)

*	Filed herewith.
(1)	Filed with the Company’s Form 1-A dated December 13, 2019 and incorporated by reference herein.
(2)	Filed with the Company’s Amendment No. 1 to Form 1-A dated January 7, 2020 and incorporated by reference herein.
(3)	Filed with the Company’s Post Qualification Amendment No. 2 to Form 1-A dated April 13, 2021 and incorporated by reference herein.
(4)	Filed with the Company’s Post Qualification Amendment No. 2 to Form 1-A dated June 11, 2021 and incorporated by reference herein.
(5)	Filed with the Company’s Post Qualification Amendment No. 2 to Form 1-A dated July 1, 2021 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Kentucky, on July 19, 2021.

COMMONWEALTH THOROUGHBREDS LLC

By: Commonwealth Markets Inc., its Manager

/s/ Brian Doxtator
Name: Brian Doxtator
Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Doxtator	Chief Executive Officer (Principal Executive	July 19, 2021
Name: Brian Doxtator	Officer) and Chief Financial Officer (Principal
Financial Officer)

/s/ Chase Chamberlin	Chief Marketing Officer and Head of Equine	July 19, 2021
Name: Chase Chamberlin	Operations
Commonwealth Markets Inc.	Manager

/s/ Brian Doxtator		July 19, 2021
Name: Brian Doxtator
Title: Chief Executive Officer

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